Exhibit 99.1

For Immediate Release

deerfield healthcare technology acquisitions corp. announces Closing of Business Combination with CareMax

Combined Company Known as “CareMax, Inc.” Scheduled to Commence Trading on NASDAQ Global Select Market Under Ticker Symbol “CMAX”

New York, NY and Miami, FL – June 8, 2021 – Deerfield Healthcare Technology Acquisitions Corp. ("DFHT") (NASDAQ: DFHT), a special purpose acquisition company sponsored by an affiliate of Deerfield Management Company, L.P. (“Deerfield”), and Richard Barasch, a veteran healthcare public company executive and investor, announced today that it has closed its business combination with CareMax Medical Group, L.L.C. and IMC Medical Group Holdings LLC (“IMC”), creating a technology-enabled care platform providing value-based care and chronic disease management to seniors. As previously announced, the transaction was approved at a special meeting of DFHT’s stockholders held on June 4, 2021.

The combined company, which has been renamed CareMax, Inc. (“CareMax”), expects that its Class A common stock and public warrants will commence trading on the Nasdaq Global Select Market under the new trading symbols “CMAX” and “CMAXW”, respectively, starting on Wednesday, June 9, 2021.

Immediately following closing, CareMax will own and operate 26 multi-specialty medical centers throughout South Florida. CareMax has recently signed definitive agreements for 4 acquisitions, which it believes will be accretive, covering approximately 3,600 full and partial risk Medicare lives. Two of these acquisitions recently closed and the remaining two acquisitions are subject to customary closing conditions and are expected to close during the second quarter of this year. CareMax will continue to be led by its seasoned team of industry professionals, including Chief Executive Officer, Carlos de Solo; Executive Vice President, William Lamoreaux; Chief Financial Officer, Kevin Wirges; Chief Medical Officer, Niberto Moreno MD; Chief Operating Officer, Albert de Solo; and Chief Strategy Officer, Ben Quirk.

“On behalf of the team at DFHT and Deerfield, I am very pleased to announce the closing of this business combination,” said Richard Barasch, who will serve as Executive Chairman of CareMax. “The CareMax team has created a foundational senior-focused healthcare delivery platform that combines high-touch patient care, vertical care coordination and delivery, and a highly scalable technology backbone. We believe this differentiated model facilitates members receiving the right care at the right time in the most efficient setting. CareMax has become the platform of choice for payors, providers, and patients. Working collaboratively, we believe that the success that CareMax has experienced regionally can be replicated to other markets across the country.”

“We look forward to this next, exciting phase of our growth as a public company,” said Mr. de Solo. “We created the CareMax platform to address a fundamental flaw in our nation’s healthcare system: the current fee-for-service business model is failing the elderly and the taxpayer. By interceding early on the primary care level, we have demonstrated that we can improve patient outcomes and lower senior healthcare spending through the prevention and management of chronic disease. We expect to grow organically and via acquisition, while remaining focused both on providing the highest level of patient care and delivering long-term shareholder value. We believe our pipeline for acquisitions remains robust as providers seek to align themselves with our model of value-based care.”

CareMax focuses on providing access to high quality care in underserved communities, with approximately 65 percent of its Medicare Advantage patients being dual-eligible and low-income subsidy eligible as of December 31, 2020. CareMax has contractual relationships with some of the largest and most established payors in the industry.

CareMax’s comprehensive, high-touch approach to health care delivery is powered by its CareOptimize technology platform, a proprietary end-to-end technology solution that aggregates and analyzes data using artificial intelligence and machine learning to support more informed care delivery decisions and to focus care decisions on preventative chronic disease management and the social determinants of health. The CareOptimize technology platform also provides CareMax with a national reach beyond its South Florida presence. As of December 31, 2020, the CareOptimize platform was used by approximately 20,000 providers in more than 30 states, including IMC, which CareMax believes will facilitate the integration and operation of the combined company while also providing a pipeline for potential future acquisitions.

The business combination was funded by approximately $144 million in cash held in the DFHT trust account, over $400 million through a private placement in public equity including Deerfield, Fidelity Management & Research, LLC, Eminence Capital, LP, funds and accounts managed by BlackRock, and Maverick Capital, and $125 million in debt financing through a $185 million senior secured credit facility, with RBC Capital Markets, LLC and Truist Securities, Inc. acting as joint leading arrangers and joint bookrunners for the facility. Total cash consideration payable to the equityholders of CareMax Medical Group, L.L.C. and IMC was approximately $229.4 million and $85.2 million, respectively, net of debt and subject to ordinary adjustments, representing approximately 68% and 45%, respectfully of the value of each business.

Deutsche Bank Securities Inc. and UBS Investment Bank acted as financial advisors and capital markets advisors to DFHT, Morgan Stanley & Co. LLC acted as financial advisor to CareMax Medical Group, L.L.C. and Piper Sandler acted as financial advisor to IMC. DLA Piper LLP (US) acted as legal advisor to CareMax Medical Group, L.L.C., McDermott Will & Emery LLP acted as legal advisor to IMC, White & Case LLP and Polsinelli PC acted as legal advisors to DFHT and Katten Muchin Rosenman LLP acted as legal advisor to Deerfield.

CareMax’s Board of Directors is comprised of healthcare industry veterans, with specialties in managed care, process improvement, audit, investing, government, and research.

“We are pleased to welcome these individuals as members of CareMax’s Board of Directors,” said Mr. de Solo. “Their knowledge, insight and experience will be invaluable as we begin this period of transformation and continue our growth and evolution as a provider of senior-focused value-based care and chronic disease management in Florida and across the United States.”

The Board of Directors is comprised of the following individuals:

Richard Barasch

Richard Barasch has served as DFHT’s Chairman since May 2020 and will serve as Executive Chairman following the closing of the business combination. Mr. Barasch was formerly Chairman and CEO of Universal American Corp., a publicly traded health insurance and services company focused on the senior market and government programs, from 1995 until Universal American’s acquisition by WellCare Health Plans in May 2017. He also serves as Chairman of AdaptHealth Corp. (Nasdaq: AHCO), which went public in 2019 via a business combination with DFB Healthcare Acquisitions Corp, and is a founding partner of RAB Ventures, formed to invest in growth healthcare companies. Mr. Barasch serves on the Board of Trustees of the Maimonides Medical Center in Brooklyn, New York. Mr. Barasch graduated from Swarthmore College and Columbia University Law School.

Carlos A. de Solo

Carlos A. de Solo is the President, CEO and a co-founder of CareMax. He has served in those capacities since May 2011. Before co-founding CareMax, he served as COO and partner of Solera Health Systems, LLC, a startup managed healthcare company. Mr. de Solo also serves as a board member of the Coral Gables Hospital. Mr. de Solo received a B.B.A. in Accounting and Finance from Florida International University.

Dr. Jennifer Carter

Dr. Jennifer Carter is a board-certified internist and healthcare entrepreneur with over 20 years of experience evaluating existing and emerging markets, new medical technologies and early-stage companies in the healthcare field. She is currently Managing Director of JLC Precision Health Strategies, LLC, a strategy and innovation consulting company that advises data-driven healthcare and life science companies on their commercial and financing strategy and the development of novel products and services. In 2018, Dr. Carter founded TrialzOWN, Inc. and was CEO until its prelaunch acquisition by Integral Health (now Valo Health) in 2019. Dr. Carter has a B.S. in Molecular Biophysics and Biochemistry from Yale University, an M.D. from Harvard Medical School, an M.P.H. from Harvard School of Public Health and an M.B.A. from the Sloan School at Massachusetts Institute of Technology.

Jose R. Rodriguez

Before he retired on March 31, 2021, Jose R. Rodriguez was a senior audit partner at KPMG LLP (KPMG). During his career at KPMG, he held various leadership positions, including as lead director of the board of directors, COO of KPMG International’s global audit practice, office managing partner, leader of its Audit Committee Institute (ACI), east region professional practice partner and, most recently, ombudsman. Mr. Rodriguez brings to the board in-depth knowledge and understanding of generally accepted accounting principles, experience in auditing and SEC reporting, mergers and acquisitions, familiarity with the responsibilities and functions of audit committees and expertise in corporate governance. Mr. Rodriguez received a B.B.A. with a major in accounting from the University of Miami.

Hon. David J. Shulkin, M.D.

Hon. David J. Shulkin, M.D., a board-certified internist with executive healthcare management experience, has served as an independent director of DFHT since July 2020. Dr. Shulkin served as the ninth United States Secretary of Veterans Affairs from February 2017 to April 2018 and the Under Secretary of Veterans Affairs for Health from July 2015 to February 2017. Before arriving to such appointments, Dr. Shulkin was CEO of various leading hospitals and health systems, including Beth Israel in New York City and Morristown Medical Center in Northern New Jersey. He has held numerous physician leadership roles and academic positions, and founded DoctorQuality, one of the first consumer-orientated sources of information for quality and safety in healthcare. Dr. Shulkin received his M.D. from the Medical College of Pennsylvania, did his internship at Yale University School of Medicine, and his Residency and Fellowship in General Medicine at the University of Pittsburgh Presbyterian Medical Center. He received advanced training in outcomes research and economics as a Robert Wood Johnson Foundation Clinical Scholar at the University of Pennsylvania.

Randy Simpson

Randy Simpson, who was Partner and Head of the Healthcare Group at Glenview Capital Management, brings significant investment experience to the board. He joined Glenview Capital Management in September 2005 and was named Partner in April 2011. As a senior member of Glenview Capital Management’s investment team, Mr. Simpson managed Glenview Capital Management’s healthcare investments through 2019. Before joining Glenview Capital Management, he was an equity research analyst at Goldman Sachs. Mr. Simpson received his M.B.A. in Finance and Accounting from the University of Chicago, his J.D. from Georgetown University Law Center and his B.A. in Quantitative Economics and Decision Sciences from the University of California, San Diego.

About CareMax

CareMax is a technology-enabled care platform providing value-based care and chronic disease management to seniors. Collectively, CareMax operates 26 wholly-owned medical centers that offer a comprehensive suite of healthcare and social services, and a proprietary software and services platform that provides data, analytics, and rules-based decision tools/workflows for physicians across the United States. Learn more at www.caremax.com.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the commencement of trading of CareMax’s Class A common stock and public warrants on Nasdaq, patient care under the CareMax model and expansion of that model, the timing for closing of CareMax’s recently signed acquisitions, CareMax’s expected growth, including via organic growth and acquisitions, and that CareMax will continue to be led by its management team. These statements are based on various assumptions and on the current expectations of CareMax management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CareMax. These forward-looking statements are subject to a number of risks and uncertainties, including changes in CareMax’s clients’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; those factors discussed in the definitive proxy statement filed by DFHT under the heading “Risk Factors,” and other documents of DFHT filed, or to be filed, with the SEC. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks not presently known to CareMax or that CareMax currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CareMax’s expectations, plans or forecasts of future events and views as of the date of this press release. CareMax anticipates that subsequent events and developments will cause CareMax’s assessments to change. However, while CareMax may elect to update these forward-looking statements at some point in the future, CareMax specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing CareMax’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

CONTACTS:

DFHT	CareMax, Inc.
Chris Wolfe	Ben Quirk
chris.wolfe@dfhealthcaretech.com	ben.quirk@caremax.com

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